As filed with the Securities and Exchange Commission on March 25, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ACTIVE POWER, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-2961657
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12

Austin, Texas 78758

(Address of principal executive offices) (Zip Code)

2000 STOCK INCENTIVE PLAN

EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED EFFECTIVE FEBRUARY 1, 2005)

(Full title of the Plans)

Joseph F. Pinkerton, III

Chief Executive Officer

2128 W. Braker Lane, BK12

Austin, Texas 78758

(512) 836-6464

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

J. Matthew Lyons

Andrews Kurth LLP

111 Congress Avenue, Suite 1700

Austin, Texas 78701

(512) 320-9200

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2000 Stock Incentive Plan Common Stock, $0.001 par value	855,799 shares	$3.395(2)	$2,905,438(2)	$341.97
Employee Stock Purchase Plan (as amended effective February 1, 2005) Common Stock, $0.001 par value	325,000 shares	$3.395(2)	$1,103,375(2)	$129.87
	1,180,799 shares
Aggregate Registration Fee				$471.84

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Stock Incentive Plan and the Employee Stock Purchase Plan (as amended effective February 1, 2005) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant’s Common Stock on March 23, 2005, as reported by The NASDAQ National Market.

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 1,180,799 shares of Common Stock of the Registrant for issuance under the 2000 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan (as amended effective February 1, 2005) (together with the 2000 Stock Incentive Plan, the “Plans”). The contents of the prior Registration Statements relating to the Plans, File Nos. 333-43248, 333-56122, 333-104725 and 333-115039 are incorporated herein by reference.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

Active Power, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Commission on March 15, 2005;

(b)	The Registrant’s Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001 filed with the Commission on March 23, 2005;

(c)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above;

(d)	The Registrant’s Registration Statement No. 000-30939 on Form 8-A12G filed with the Commission on June 30, 2000, in which are described the terms, rights and provisions applicable to the Registrant’s Common Stock; and

(e)	The Registrant’s Registration Statement No. 000-30939 on Form 8-A12G filed with the Commission on December 14, 2001, in which are described the terms, rights and provisions applicable to the Registrant’s Preferred Share Purchase Rights.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Registrant may and, in some cases, must be indemnified by the Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Registrant, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful.

The Registrant’s certificate of incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The Registrant’s bylaws require it to indemnify its directors and executive officers to the fullest extent permitted by Delaware law. The Registrant has entered into indemnification agreements with all of its directors and executive officers and has purchased directors’ and officers’ liability insurance.

Reference is made to the underwriting agreement filed as Exhibit 1.1 to Registrant’s Registration Statement No. 333-36946, pursuant to which the underwriters have agreed to indemnify the Registrant’s officers and directors against certain liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

Exhibit Number	Exhibit
4	Instruments Defining Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 000-30939 on Form 8-A12G filed with the Commission on June 30, 2000 and Registration Statement No. 000-30939 on Form 8-A12G filed with the Commission on December 14, 2001 which are incorporated herein by reference pursuant to Items 3(c) and (d).

5	Opinion and Consent of Andrews Kurth LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Andrews Kurth LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to the Signature Page of this Registration Statement.

99.1*	Active Power, Inc. 2000 Stock Incentive Plan.

99.2*	Active Power, Inc. Employee Stock Purchase Plan (as amended effective February 1, 2005).

*	Exhibit 99.1 is incorporated herein by reference to Exhibit 99.1 to Registrant’s Registration Statement No. 333-43248 on Form S-8 filed with the SEC on August 8, 2000.
**	Exhibit 99.2 is incorporated herein by reference to Exhibit 10.3 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC on March 15, 2005.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 Act, as amended (the “1933 Act”), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2000 Stock Incentive Plan and Employee Stock Purchase Plan (as amended effective February 1, 2005).

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Austin, state of Texas on this 25th day of March, 2005.

ACTIVE POWER, INC.

By:	/s/ Joseph F. Pinkerton, III
Joseph F. Pinkerton, III
Chairman of the Board, President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints, Joseph F. Pinkerton, III and John Penver, and each or any of them, his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant in the capacities set forth below on March 25, 2005.

Signature	Title
/s/ Joseph F. Pinkerton, III Joseph F. Pinkerton, III	Chairman of the Board, President and Chief Executive Officer (principal executive officer)

/s/ John Penver John Penver	Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ Ake Almgren Ake Almgren	Director

/s/ Richard E. Anderson Richard E. Anderson	Director

/s/ Rodney S. Bond Rodney S. Bond	Director

/s/ Brad Boston Brad Boston	Director

/s/ Benjamin L. Scott Benjamin L. Scott	Director

/s/ Jan H. Lindelow Jan H. Lindelow	Director

/s/ Terrence L. Rock Terrence L. Rock	Director

EXHIBIT INDEX

Exhibit Number	Exhibit
4	Instruments Defining Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 000-30939 on Form 8-A12G filed with the SEC June 30, 2000 and Registration Statement No. 000-30939 on Form 8-A12G filed with the SEC December 14, 2001 which are incorporated herein by reference pursuant to Items 3(c) and (d).

5	Opinion and Consent of Andrews Kurth LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Andrews Kurth LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to the Signature Page of this Registration Statement.

99.1*	Active Power, Inc. 2000 Stock Incentive Plan.

99.2**	Active Power, Inc. Employee Stock Purchase Plan (as amended effective February 1, 2005).

*	Exhibit 99.1 is incorporated herein by reference to Exhibit 99.1 to Registrant’s Registration Statement No. 333-43248 on Form S-8 filed with the SEC on August 8, 2000.
**	Exhibit 99.2 is incorporated herein by reference to Exhibit 10.3 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC on March 15, 2005.